    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                              CENTRA SOFTWARE, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                04-3268918
-----------------------------------------   ------------------------------------
 (STATE OF INCORPORATION OR ORGANIZATION)   (I.R.S. EMPLOYER IDENTIFICATION NO.)

            430 BEDFORD STREET
         LEXINGTON, MASSACHUSETTS                           02140
-----------------------------------------   ------------------------------------
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                                   ----------

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /


     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/



   Securities Act registration statement file number to which this form relates:

            333-89817

   --------------------------------
           (IF APPLICABLE)

     Securities to be registered pursuant to Section 12(b) of the Act:


   TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
   TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED
          NONE                                        NONE
----------------------------        ----------------------------------------


     Securities to be registered pursuant to Section 12(g) of the Act:


                          COMMON STOCK, $.001 PAR VALUE
--------------------------------------------------------------------------------
                                (TITLE OF CLASS)



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     We have provided the information required by Item 202 of Regulation S-K under the heading "Description of Capital Stock" in our registration statement on Form S-1, registration no. 333-89817, as initially filed with the SEC on October 27, 1999 and as may be amended after the date of filing of this registration statement on Form 8-A. We incorporate that information by reference in this registration statement on Form 8-A.


ITEM 2.  EXHIBITS.

     We have filed or will file the following documents as exhibits to our registration statement on Form S-1, registration no. 333-89817, as initially filed with the SEC on October 27, 1999 and as may be amended after the date of filing of this registration statement on Form 8-A. We incorporate these exhibits by reference in this registration statement on Form 8-A from the indicated exhibits in our registration statement on Form S-1.

                                                                                            WE INCORPORATE THIS
                                                                                           DOCUMENT BY REFERENCE
 EXHIBIT                                                                                     TO THE FOLLOWING
   NO.                                                                                    EXHIBIT IN OUR FORM S-1
---------                                                                                -------------------------
   1       Certificate of Incorporation of Centra Software, Inc., as amended                         3.1

   2       Proposed form of Amended and Restated Certificate of Incorporation of
           Centra Software, Inc. (to become effective as of the closing of the
           offering contemplated by the Registration Statement on Form S-1)                          3.2

   3       By-Laws of Centra Software, Inc.                                                          3.3

   4       Form of Amended and Restated By-Laws of Centra Software, Inc. (to
           become effective as of the closing of the offering contemplated by the
           Registration Statement on Form S-1)                                                       3.4

   5       Specimen certificate for common stock of Centra Software, Inc.                            4.1

   6       Fourth Amended and Restated Investors' Rights Agreement, dated
           April 21, 1999, by and among Centra Software, Inc., Leon Navickas and
           the person and entities listed therein, as amended                                       10.12

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Centra Software, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         CENTRA SOFTWARE, INC.


Date:    October 28, 1999                By: /s/ Leon Navickas
                                            ----------------------------------
                                         Chief Executive Officer


                                        3